SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                       INTEGRATED DEVICE TECHNOLOGY, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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(2)  Aggregate number of securities to which transactions applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                       INTEGRATED DEVICE TECHNOLOGY, INC.

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 28, 1996

                                   ----------


   Notice is hereby given that the 1996 Annual Meeting of the Stockholders of Integrated Device Technology, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, August 28, 1996, at 9:30 a.m., local time, at the offices of the Company located at 2670 Seeley Road, San Jose, California, for the following purposes:

   1. To elect two Class III directors for a term to expire at the 1999 Annual Meeting of Stockholders;

   2. To approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 7,250,000 to 10,750,000;

   3. To ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for fiscal 1997; and

   4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

   Stockholders of record at the close of business on July 1, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.


   The majority of the Company's outstanding shares must be represented at the Annual Meeting (in person or by proxy) to transact business. To assure a proper representation at the Annual Meeting, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. Your proxy will not be used if you revoke it either before or at the Annual Meeting.


Santa Clara, California
July 17, 1996


                                     By Order of the Board of Directors

                                     /s/ Jack Menache

                                     Jack Menache
                                     Secretary

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

                       INTEGRATED DEVICE TECHNOLOGY, INC.
                                2975 STENDER WAY
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 727-6116

                                   ----------

                       1996 ANNUAL MEETING OF STOCKHOLDERS
                                 PROXY STATEMENT

                                   ----------

                                  JULY 17, 1996

   The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Device Technology, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, August 28, 1996 at 9:30 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at 2670 Seeley Road, San Jose, California 95134. Only holders of record of the Company's Common Stock at the close of business on July 1, 1996 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 77,946,123 shares of Common Stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about July 17, 1996. An annual report for the fiscal year ended March 31, 1996 is enclosed with this Proxy Statement.

                  VOTING RIGHTS AND SOLICITATION OF PROXIES

   Holders of the Company's Common Stock are entitled to one vote for each share held as of the above record date, except that in the election of directors, each stockholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes. In such an event, the proxy holder may allocate among the Board of Directors' nominees the votes represented by proxies in the proxy holder's sole discretion.

   Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal Nos. 2 and 3 each require for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

   The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

                           REVOCABILITY OF PROXIES

   Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by (i) a writing delivered to the Company stating that the proxy is revoked, (ii) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or (iii) by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                    PROPOSAL NO. 1--ELECTION OF DIRECTORS

   The Board of Directors consists of five members, divided into three classes. Two Class III directors are to be elected at the Annual Meeting to serve a three-year term expiring at the 1999 Annual Meeting of Stockholders or until a successor has been elected and qualified. The remaining three directors will continue to serve for the terms as set forth in the table below.

   D. John Carey and Carl E. Berg have been nominated by the Board of Directors to serve as the Class III directors.

   Shares represented by the accompanying proxy will be voted for the election of the two nominees recommended by the Board of Directors unless the proxy is marked in such a manner as to withhold authority so to vote. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy, or the Board of Directors may reduce the authorized number of directors in accordance with the Company's Restated Certificate of Incorporation, as amended, and its Bylaws. The Board of Directors has no reason to believe that the nominees will be unable to serve.

DIRECTORS/NOMINEES

   The names of the nominees and the other directors of the Company, and certain information about them, as of July 1, 1996 are set forth below:

                 NAME                    AGE              PRINCIPAL OCCUPATION               DIRECTOR SINCE
- ------------------------------------   -----   -----------------------------------------     --------------
Class I Directors--Term expiring at
the 1997 Annual Meeting:

Leonard C. Perham ...................    53      Chief Executive Officer and President of         1986
                                                 the Company

Class II Directors--Term expiring at
the 1998 Annual Meeting:

Federico Faggin .....................    54      President and Chief Executive Officer of         1992
                                                 Synoptics, Inc.

John C. Bolger(1) ...................    49      Private investor                                 1993

Class III Directors--Term expiring at
the 1999 Annual Meeting:

D. John Carey .......................    60      Chairman of the Board of Directors of the        1980
                                                 Company

Carl E. Berg(1) .....................    59      Partner, Berg & Berg Industrial                  1982
                                                 Developers

- ----------
(1) Member of the Audit, Compensation and Stock Option Committees. As of August 28, 1996, Mr. Berg will no longer be a member of the Compensation and Stock Option Committees. As of such date, Mr. Federico Faggin will become a member of both such Committees.

   Mr. Perham joined the Company in October 1983 as Vice President and General Manager, SRAM Division. In October 1986, Mr. Perham was appointed President and Chief Operating Officer and a director of the Company. In April 1991, Mr. Perham was elected Chief Executive Officer. Prior to joining the Company, Mr. Perham held executive positions at Optical Information Systems Incorporated and Zilog Inc.

   Mr. Faggin has been a director of the Company since 1992. Mr. Faggin has been President, Chief Executive Officer and a director of Synoptics, Inc., a neural network research and development company, since 1986. He is a director of Aptix, Inc., Atesla, Inc. and Orbit Semiconductor.

   Mr. Bolger has been a director of the Company since January 1993. Mr. Bolger is a private investor. He was Vice President-Finance and Administration of Cisco Systems, Inc., an internetworking systems manufacturer, from 1989 to 1992 and Vice President-Finance and Administration of KLA Instruments, Inc., an optical inspection equipment manufacturer, from 1988 to 1989. Mr. Bolger is a director of Integrated Systems, Inc., McAfee Associates Software Company, Sanmina Corporation and TCSI Corporation.

   Mr. Carey was elected to the Board of Directors in 1980 and has been Chairman of the Board since 1982. He served as Chief Executive Officer of the Company from 1982 until his resignation in April 1991 and was President of the Company from 1982 until 1986. Mr. Carey was a founder of Advanced Micro Devices in 1969 and was an executive officer there until 1978.

   Mr. Berg has been a director of the Company since 1982. Mr. Berg has been a partner of Berg & Berg Developers, a real estate development partnership, since 1979. He is a director of Valence Technology and Videonics.

BOARD MEETINGS AND COMMITTEES

   The Board of Directors of the Company held a total of seven (7) meetings during the fiscal year ended March 31, 1996. The Board of Directors has Audit and Compensation Committees, but does not have a Nominating Committee or any committee performing this function. In addition, the Board has a Stock Option Committee that administers the 1994 Stock Option Plan.

   The Audit Committee, composed of Messrs. Berg and Bolger, recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting practices and its systems of internal accounting controls. Mr. Bolger is the Chair of the Audit Committee. The Audit Committee held two (2) meetings during fiscal 1996.

   The Compensation Committee, composed of Messrs. Berg and Bolger, determines the salaries and incentive compensation for executive officers, including the chief executive officer, and key personnel, other than stock options. Mr. Berg is the Chair of the Compensation Committee. The Compensation Committee held four
(4) meetings during fiscal 1996. As of August 28, 1996, Mr. Federico Faggin will replace Mr. Berg on such Committee. Mr. Bolger will become the Chairman of such Committee.

   The Stock Option Committee is composed of two directors who have not received options under the Company's 1985 or 1994 Stock Option Plans in more than one year, Messrs. Berg and Bolger. Mr. Berg is the Chair of the Stock Option Committee. The Stock Option Committee administers the Company's stock option plans, including determining the number of shares underlying options to be granted to each employee and the terms of such options. The Stock Option Committee held no meetings during fiscal 1996, but acted by unanimous written consent thirteen (13) times during fiscal 1996. As of August 28, 1996, Mr. Federico Faggin will replace Mr. Berg on such Committee. Mr. Bolger will become the Chairman of such Committee.

   Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served during fiscal 1996.

DIRECTOR COMPENSATION

   Members of the Board of Directors who are not also officers or employees of the Company are paid an annual retainer in the amount of $10,000 per fiscal year, $2,500 per board meeting attended (except telephone meetings) and $500 per committee meeting attended if not conducted on the same day as a Board meeting.

   The Company's 1994 Directors Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors in May 1994 and was approved by the stockholders in August 1994. All members of the Board of Directors who are not also employees of the Company or of a parent or subsidiary of the Company ("Nonemployee Directors") are eligible to receive options under the Directors Plan.

   The Directors Plan provides for the mandatory grant of options on an annual basis to the Company's Nonemployee Directors. The exercise price of options granted under the Directors Plan may not be less than the fair market value of the Company's Common Stock at the close of business the day before the grant.

   Pursuant to the terms of the Directors Plan, each Nonemployee Director is granted an option to purchase 16,000 shares of the Company's Common Stock on the date of such Nonemployee Director's first election or appointment to the Board. In addition, the Nonemployee Director who chairs the Audit Committee of the Board of Directors is granted an option to purchase 4,000 shares of the Company's Common Stock on the date of such Nonemployee Director's first election or appointment as Chair of the Audit Committee. These options have a term of ten years and become exercisable in cumulative increments of 25% per year, commencing on the first anniversary of the date of grant.

   Annually thereafter, each Nonemployee Director is granted an option to purchase 4,000 shares of the Company's Common Stock and an additional 1,000 shares of the Company's Common Stock if the optionee is also Chair of the Audit Committee. The annual grant is made on the anniversary date of the optionee's receipt of the initial option granted under the Directors Plan. Such options become exercisable in full on the fourth anniversary of the date of grant.

   In addition, Mr. Faggin was granted a nonstatutory option covering 128,000 shares of Common Stock at an exercise price of $1.8125 per share on July 15, 1992, while he served as a consultant to the Company and before he became a director. These options become exercisable in cumulative increments of 25% per year beginning on the first anniversary of the date of grant.

               THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                       EACH OF THE NOMINATED DIRECTORS

     PROPOSAL NO. 2--APPROVAL OF AMENDMENT TO THE 1994 STOCK OPTION PLAN

   Stockholders are being asked to approve an amendment to the Company's 1994 Stock Option Plan (the "1994 Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 7,250,000 shares to 10,750,000 shares, an increase of 3,500,000 shares or 4.5% of the shares outstanding as of the Record Date. The Board of Directors of the Company approved the proposed amendment described above on April 25, 1996 to be effective upon stockholder approval.

   Below is a summary of the principal provisions of the 1994 Option Plan assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the 1994 Option Plan.

1994 OPTION PLAN HISTORY

   In May 1994, the Board of Directors of the Company adopted the 1994 Option Plan and on August 25, 1994 it was approved by the stockholders of the Company. 3,250,000 shares of Common Stock were originally reserved for issuance under the 1994 Option Plan. In May 1995, the Board of Directors approved an amendment to the 1994 Option Plan to increase the number of shares reserved for issuance thereunder to 7,250,000, and on August 24, 1995 it was approved by the stockholders of the Company. In addition, up to 10,000,000 shares of Common Stock issuable upon exercise of stock options available for future grant or currently outstanding pursuant to the Company's 1985 Option Plan that expire or become unexercisable for any reason without having been exercised in full are available for issuance under the 1994 Option Plan. The 1994 Option Plan was intended to replace the 1985 Option Plan, which the Board of Directors terminated upon stockholder approval of the 1994 Option Plan.

DESCRIPTION OF THE 1994 STOCK OPTION PLAN

   Purpose. The purpose of the 1994 Option Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its affiliates, by offering them an opportunity to participate in the Company's future performance through awards of stock options. The Board of Directors believes that the use of stock options as a supplement to other forms of compensation paid by the Company is desirable to secure for the Company and its stockholders the advantages of stock ownership by participants, upon whose efforts, initiative and judgment the Company is largely dependent for the successful conduct of its business.

   Plan Terms. The 1994 Option Plan provides for the grant of incentive stock options ("ISOs") and nonstatutory stock options ("NSOs") to employees of the Company and its affiliates and the grant of NSOs to independent contractors, consultants and advisors of the Company and its affiliates, including directors who are also employees or consultants. A maximum of 3,769,433 shares were available for issuance as of the Record Date pursuant to the 1994 Option Plan (assuming approval of the proposed amendment). Each optionee will be eligible to receive options to purchase up to an aggregate maximum of 1,000,000 shares of Common Stock per fiscal year under the 1994 Option Plan. As of July 1, 1996, there were approximately 1,900 persons eligible to receive awards of stock options under the 1994 Option Plan.

   The purchase price of the stock covered by all options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value on the date of grant is defined as the closing price of the Common Stock as reported by the Nasdaq National Market on the trading day immediately preceding the date on which the fair market value is determined. If an employee owns more than 10% of the total combined voting power of all classes of the Company's stock, the exercise price of an ISO must be at least 110% of such fair market value. If any option is forfeited or terminates for any reason before being exercised, then the shares of Common Stock subject to such option shall again become available for future awards under the 1994 Option Plan.

   Plan Administration. The 1994 Option Plan is administered, subject to its terms, by the Stock Option Committee, whose members are designated by the Board of Directors. The members of the Stock Option Committee are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the terms and conditions of the 1994 Option Plan, the Stock Option Committee, in its discretion, designates those individuals who are to be granted options, whether the options will be ISOs or NSOs, the number of shares for which an option or options will be awarded, the exercise price of the option, the periods during which the option may be exercised and other terms and conditions of the option. The interpretation or construction by the Stock Option Committee of any provision of the 1994 Option Plan or of any option granted under it is final and binding on all optionees.

   Stock Option Agreements. Each option is evidenced by a written stock option agreement adopted by the Stock Option Committee. Each option agreement states when and the extent to which options become exercisable, and the agreements need not be uniform. Options expire not more than ten years after the date of grant (five years in the case of an ISO granted to a 10% stockholder), or sooner upon an optionee's termination of employment. With respect to options granted as ISOs, option agreements contain such other provisions as necessary to comply with Section 422 of the Code. The exercise price may be paid in cash or check or, at the discretion of the Stock Option Committee, by delivery of fully paid shares of Common Stock of the Company that have been owned by the optionee for more than six months, by waiver of compensation, through a "same day sale," through a "margin commitment" or by any combination of the foregoing.

   Termination of Employment. Options granted under the 1994 Option Plan terminate three months after the optionee ceases to be employed by the Company unless (i) the termination of employment is due to permanent and total disability, in which case the option may, but need not, provide that it may be exercised at any time within 12 months of termination to the extent the option was exercisable on the date of termination; (ii) the optionee dies while employed by the Company or within three months after termination of employment, in which case the option may, but need not, provide that it may be exercised at any time within 18 months after death to the extent the option was exercisable on the date of death; or (iii) the option by its terms specifically provides otherwise. In no event will an option be exercisable after the expiration date of the option.

   Amendment and Termination. The Board of Directors may at any time terminate or amend the 1994 Option Plan. Rights and obligations under any award granted before amendment shall not be materially changed or adversely affected by such amendment except with the consent of the optionee. Amendments to the 1994 Option Plan are subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. The 1994 Option Plan will continue in effect until May 2004, subject to earlier termination by the Board of Directors.

   Accelerated Vesting. In the event of (i) a merger or acquisition in which the Company is not the surviving entity (except for a transaction to change the state in which the Company is incorporated), (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company or (iii) any other corporate reorganization or business combination that is not approved by the Board of Directors and in which the beneficial ownership of 50% or more of the Company's voting stock is transferred, all options outstanding under the 1994 Option Plan shall become fully exercisable immediately before the effective date of the transaction. Options will not become fully exercisable, however, if and to the extent that options are either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof. Upon the effective date of such transaction, all options outstanding will terminate and cease to be exercisable, except to the extent they were previously exercised or assumed by the successor corporation or its parent. In the event of (i) a tender or exchange offer that is not recommended by the Company's Board of Directors for 25% or more of the Company's voting stock by a person or related group of persons other than the Company or an affiliate of the Company or (ii) a contested election for the Board of Directors that results in a change in a majority of the Board within any period of 24 months or less, all options outstanding under the 1994 Option Plan will become fully exercisable 15 days following the effective date of such event. In such event, all options outstanding under the 1994 Option Plan will remain exercisable until the expiration or sooner termination of the option term specified in the option agreement. Acceleration of the exercisability of options may have the effect of depressing the market price of the Company's Common Stock and denying stockholders a control premium that might otherwise be paid for their shares in such a transaction and may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

   Adjustments Upon Changes in Capitalization. If the number of shares of Common Stock outstanding is changed by a stock dividend, stock split, reverse stock split, recapitalization, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or by certain types of acquisitions of the Company, the Stock Option Committee will make appropriate adjustments in the aggregate number of securities subject to the 1994 Option Plan and the number of securities and the price per share subject to outstanding options. In the event of the proposed dissolution or liquidation of the Company, the Board of Directors must notify optionees at least 15 days before such proposed action. To the extent that options have not previously been exercised, such options will terminate immediately before consummation of such proposed action.

   Nontransferability. The rights of an optionee under the 1994 Option Plan are not assignable by such optionee, by operation of law or otherwise, except by will or the applicable laws of descent and distribution or in the event of an optionee's divorce or dissolution of marriage. Options granted under the 1994 Option Plan are exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

FEDERAL INCOME TAX INFORMATION

   Incentive Stock Options. An optionee does not recognize income upon the grant of an ISO and incurs no tax on its exercise (unless the optionee is subject to the alternative minimum tax described below). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares. If the optionee disposes of ISO Shares before the expiration of either required holding period (a "disqualifying disposition"), then gain realized upon such disqualifying disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the length of time the optionee held the ISO Shares. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

   Alternative Minimum Tax. The difference between the exercise price and fair market value of the ISO Shares on the date of exercise of an ISO is an adjustment to income for purposes of the alternative minimum tax ("AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction in certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

   Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time an NSO is granted. However, upon exercise of an NSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (or, in the case of exercise for stock subject to a substantial risk of forfeiture, at the time such forfeiture restriction lapses) and the amount paid for that stock upon exercise of the NSO. In the case of stock subject to a substantial risk of forfeiture, if the optionee makes an 83(b) election, the included amount must be based on the difference between the fair market value on the date of exercise and the option exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding by the Company. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. The Company will be entitled to a deduction in connection with the exercise of an NSO by a domestic optionee to the extent that the optionee recognizes ordinary income and the Company withholds tax.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT
                        TO THE 1994 STOCK OPTION PLAN

     PROPOSAL NO. 3--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has appointed Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending March 30, 1997, and the stockholders are being asked to ratify such selection. Price Waterhouse LLP has been engaged as the Company's independent accountants since 1993. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF PRICE
           WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of July 1, 1996, with respect to the beneficial ownership of the Company's Common Stock by: (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock; (b) each director and nominee; (c) each Named Executive Officer (as defined below); and (d) all officers and directors as a group.

           NAME AND ADDRESS            SHARES BENEFICALLY PERCENT OF BENEFICIAL
         OF BENEFICIAL OWNER               OWNED(1)(2)           OWNERSHIP
- -------------------------------------- ------------------ ---------------------

Jurika & Voyles Inc.(3) ...............     4,299,700             5.5%
Carl E. Berg(4) .......................     2,382,708             3.1
D. John Carey(5) ......................     1,163,500             1.5
Leonard C. Perham(6) ..................       650,759              *
Frederico Faggin(7) ...................        76,000              *
Chuen-Der Lien(8) .....................        56,058              *
Alan H. Huggins(9) ....................        53,737              *
Daniel L. Lewis(10) ...................        12,266              *
L. Robert Phillips ....................            --              *
John C. Bolger(11) ....................        12,000              *
All executive officers and
directors as a group
 (14 persons)(12) .....................     4,607,646             5.8

- ----------
   * Less than 1%.

 (1) Unless otherwise indicated below, the Company believes that the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by them, subject to community property laws where applicable.
 (2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Each stockholder's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days of July 1, 1996, have been exercised.
 (3) Based on a Schedule 13G filed by Jurika & Voyles Inc. ("J&V") in February 1996. The address of J&V is 1999 Harrison Street, Suite 700, Oakland, California 94612.
 (4) Represents 1,632,908 shares held of record by Mr. Berg, 589,000 shares held of record by West Coast Venture Capital, L.P., of which Mr. Berg is a general partner, 87,800 shares held of record by a trust for Mr. Berg's child, 25,000 shares held of record by Mr. Berg's spouse and 48,000 shares subject to options exercisable within 60 days of July 1, 1996. Does not include approximately 782,445 shares of Common Stock to be issued to Mr. Berg and his brother pursuant to an acquisition by the Company of Baccarat Silicon, Inc., of which Mr. Berg and his brother are the only shareholders. See "Certain Transactions."
 (5) Represents 854,198 shares held of record by Mr. Carey, 7,278 shares held of record by Mr. Carey's 401(k) plan account and 302,024 shares subject to options exercisable within 60 days of July 1, 1996.
 (6) Represents 11,000 shares beneficially owned by Mr. Perham, 8,286 shares held of record by Mr. Perham's 401(k) plan account and 631,473 shares subject to options exercisable within 60 days of July 1, 1996.
 (7) Represents 76,000 shares subject to options exercisable within 60 days of July 1, 1996.
 (8) Includes 2,140 shares held of record by Mr. Lien's 401(k) plan account and 50,000 shares subject to options exercisable within 60 days of July 1, 1996.
 (9) Includes 47,169 shares subject to options exercisable within 60 days of July 1, 1996. Mr. Huggins resigned from the Company in June 1996.
(10) Represents 600 shares held by Mr. Lewis as custodian for his son and 11,666 shares subject to options exercisable within 60 days of July 1, 1996.
(11) Represents 12,000 shares subject to options exercisable within 60 days of July 1, 1996.
(12) Includes 1,363,344 shares subject to options exercisable within 60 days of July 1, 1996.

                            EXECUTIVE COMPENSATION

   The following table shows certain information concerning the compensation of each of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer of the Company who were serving as executive officers at the end of fiscal 1996 for services rendered in all capacities to the Company for the fiscal years ended
1996, 1995 and 1994 (together, the "Named Executive Officers"). This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant stock appreciation rights and has no long term compensation benefits other than stock options.

                          SUMMARY COMPENSATION TABLE
                                                                               LONG-TERM
                                                                              COMPENSATION
                                        ANNUAL COMPENSATION                     AWARDS
                         --------------------------------------------------- -------------
                                                                               SHARES
         NAME AND          FISCAL                           OTHER ANNUAL      UNDERLYING        ALL OTHER
    PRINCIPAL POSITION      YEAR   SALARY($)  BONUS($)(1) COMPENSATION($)(2)  OPTIONS(#)    COMPENSATION($)(3)
- ------------------------ -------- ---------- ------------ ------------------ -------------- ------------------
Leonard C. Perham .......  1996   $341,600   $1,369,003             --          400,000(4)       $1,045
Chief Executive Officer    1995    277,776      947,329             --          160,000(4)          677
                           1994    277,776      401,295             --          280,000           4,162

Alan H. Huggins(5) ......  1996    193,218      388,764             --          110,000(4)        1,045
Vice President--Memory     1995    172,788      395,607             --           44,000             677
Division                   1994    160,950      166,549             --          116,000           2,552

Daniel L. Lewis .........  1996    157,200      294,664             --           40,000(4)        1,045
Vice President--Sales      1995    141,102      219,287             --           20,000             677
and Marketing              1994    129,744      137,641             --           20,000           2,129

Chuen-Der Lien ..........  1996    180,480      425,125             --          160,000(4)        1,045
Vice President--           1995    155,124      378,710             --           32,000             677
Technology Development     1994    138,250      177,391             --           44,000           2,231

L. Robert Phillips(6)  ..  1996    175,200      257,000        $82,243          190,000(4)          566
Vice President--           1995     19,542       75,000             --          160,000              --
Worldwide Manufacturing    1994         --           --             --               --              --

- ----------
 (1) Amounts listed in this column for 1996, 1995 and 1994 include cash paid under the Company's Profit Sharing Plan, as follows: Mr. Perham, $52,183, $30,729 and $14,745; Mr. Huggins, $29,764, $18,957 and $8,669; Mr. Lewis,
     $24,077, $15,213 and $6,945; Mr. Lien, $27,625, $17,160 and $7,391; and Mr.
     Phillips, $14,314, $0 and $0.
 (2) The amount reflected for Mr. Phillips represents a housing relocation allowance.
 (3) Amounts listed in this column for 1994 are the cash value of contributions for the first half of 1994 made in the Common Stock of the Company to the Long-Term Incentive Plan ("LTIP") for each of the Named Executive Officers and the contributions by the Company for the second half of 1994 to the individual 401(k) accounts of the Named Executive Officers. LTIP contributions are aggregated and held in trust and paid out to Named
     Executive Officers (or any plan participant) only upon retirement, termination, disability or death. During the last half of 1994, the LTIP was terminated and the value of participants' share balances were transferred to individual participant 401(k) accounts. Effective the second half of 1994, the Company made contributions to individual 401(k) accounts of 1% of net profit before taxes, allocated equally to all United States plan participants. For the second half of 1994, that amounted to $234 per participant and is included in this column for 1994. Amounts listed in this column for 1995 and 1996 are the Company's contributions to the individual 401(k) accounts of each of the Named Executive Officers for 1995 and 1996, respectively.
 (4) Represents an option for 160,000 shares granted in 1995 and repriced in 1996 and an option for 120,000 shares granted in 1996 and repriced in 1996 for Mr. Perham; an option for 44,000 shares granted in 1995 and repriced in 1996 and an option for 33,000 shares granted in 1996 and repriced in 1996 for Mr. Huggins; an option for 20,000 shares granted in 1996 and repriced in 1996 for Mr. Lewis; an option for 32,000 shares granted in 1995 and repriced in 1996 and options for 64,000 shares granted in 1996 and repriced in 1996 for Mr. Lien; and an option for 160,000 shares granted in 1995 and repriced in 1996 and an option for 30,000 shares granted in 1996 that was not repriced for Mr. Phillips. (5) Mr. Huggins resigned from the Company in June 1996. (6) Mr. Phillips joined the Company in February 1995.

   The following table contains information concerning the grant of stock options under the Company's 1994 Option Plan to the Named Executive Officers during fiscal 1996. In addition, there are shown the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock appreciation of 5% and 10% from the date of grant over the full option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.

                         OPTION GRANTS IN FISCAL 1996

                                                                            POTENTIAL REALIZABLE
                                                                                    VALUE
                                                                           AT ASSUMED ANNUAL RATES
                                                                               OF STOCK PRICE
                                                                                APPRECIATION
                            INDIVIDUAL GRANTS                                FOR OPTION TERM(1)
- ------------------------------------------------------------------------ -------------------------
                       NUMBER OF     % OF TOTAL
                        SHARES        OPTIONS
                      UNDERLYING     GRANTED TO    EXERCISE
                        OPTIONS      EMPLOYEES      PRICE      EXPIRATION
        NAME          GRANTED(2)   IN FISCAL 1996 ($/SHARE)(2)   DATE(3)         5%          10%
- ------------------- ------------- --------------- ----------- ------------ ------------ ------------
Leonard C. Perham  . 280,000(4)         3.8%       $  9.875     10/03/02     $1,125,633   $2,623,203
                     120,000            1.6          19.875     10/15/05      1,499,914    3,801,076

Alan H. Huggins  ...  77,000(4)         1.1           9.875     11/07/02        309,549      721,381
                      33,000            0.5          18.375     11/15/05        381,346      966,406

Daniel L. Lewis  ...  20,000(4)         0.3           9.875     07/30/02         80,402      187,372
                      20,000            0.3         32.0625     08/15/05        403,279    1,021,987

Chuen-Der Lien .....  96,000(4)         1.3           9.875     08/10/02        385,931      899,384
                      64,000            0.9         32.0625     08/15/05      1,290,492    3,270,360

L. Robert Phillips   160,000(4)         2.2           9.875     03/06/02        643,219    1,498,973
                      30,000            0.4          12.625     02/15/03        154,189      359,327

- ----------
(1) In accordance with Securities and Exchange Commission (the "SEC") rules, these columns show gains that might exist for the respective options over the period of the option terms. This valuation model is hypothetical. If the stock price does not increase over the exercise price, compensation to the Named Executive Officer would be zero.
(2) All stock options are granted at the fair market value on the date of grant. These options generally become fully exercisable as to all shares by the fourth anniversary of the date of grant. The terms of the 1994 Option Plan provide that these options may become exercisable in full in the event of a change in control (as defined in the 1994 Option Plan). The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares already owned and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.
(3) Represents the last expiration date of options. Certain shares pursuant to such options expire before the dates stated.
(4) These represent options that were repriced on January 15, 1996. These repriced options become exercisable in 1997 through 2000. Except for an option for 120,000 shares for Mr. Perham, an option for 33,000 shares for Mr. Huggins, an option for 20,000 shares for Mr. Lewis and options for 64,000 shares to Mr. Lien, all options represent repricings during 1996 of options granted prior to 1996.


   The following table shows the number of shares of Common Stock acquired by each of the Named Executive Officers upon the exercise of stock options during fiscal 1996, the net value realized upon exercise, the number of shares of Common Stock represented by outstanding stock options held by each of the Named
Executive Officers as of March 31, 1996 and the value of such options based on the closing price of the Company's Common Stock at fiscal year-end ($11.375).

 AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SHARES
                                                    UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                      OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                                                        YEAR-END(#)(1)         AT FISCAL YEAR-END($)(2)
                                                ---------------------------- ---------------------------
                          SHARES
                        ACQUIRED ON     VALUE
         NAME           EXERCISE(#)  REALIZED(1) EXERCISABLE / UNEXERCISABLE  EXERCISABLE / UNEXERCISABLE
- --------------------- ------------- ----------- ---------------------------- ---------------------------
Leonard C. Perham  ...        --           --        580,640 / 499,167         $5,019,885 / $1,783,594
Alan H. Huggins ......    34,000     $623,625         36,169 / 138,834            278,175 /    483,979
Daniel L. Lewis ......    20,000      562,500         18,333 /  61,667            175,312 /    167,188
Chuen-Der Lien .......    11,000      193,469         44,666 / 133,334            417,000 /    303,000
Lawrence R. Phillips          --           --             -- / 190,000                 -- /    240,000

- ----------
(1) "Value Realized" represents the fair market value of the shares underlying the options on the date of exercise less the aggregate exercise price.
(2) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized, and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company's Common Stock on March 29, 1996, the last day of trading for fiscal 1996.

                    COMPENSATION COMMITTEE INTERLOCKS AND
               INSIDER PARTICIPATION IN COMPENSATION DECISIONS

   The Company has a Compensation Committee of the Board of Directors, comprised of Carl E. Berg and John C. Bolger, both of whom are outside directors. The Stock Option Committee, which makes decisions regarding option grants to employees including executive officers, consists of Carl E. Berg and John C. Bolger. Leonard C. Perham, the Chief Executive Officer and a director of the Company, assigns the "performance units" assigned to executive officers (other than the Chief Executive Officer) and key employees for purposes of determining the amount of the annual cash bonus to each. See "Certain Transactions" below. As of August 28, 1996, Mr. Federico Faggin will replace Mr. Berg on the Compensation Committee.

              REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES
                          ON EXECUTIVE COMPENSATION

   The Report of the Compensation and Stock Option Committees on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   This report is provided by the Compensation and Stock Option Committees of the Board of Directors of Integrated Device Technology, Inc. to assist stockholders in understanding the objectives and procedures in establishing the compensation of the Company's Chief Executive Officer, Leonard C. Perham, and other executive officers. During the Company's fiscal year ended March 31, 1996, the Company's compensation program was administered by the Compensation Committee and the Stock Option Committee of the Board of Directors. The role of the Compensation Committee was to review and approve salaries, cash bonuses and other compensation of the executive officers. The role of the Stock Option Committee was to administer the 1994 Option Plan, including review and approval of stock option grants to the executive officers. The Compensation Committee and the Stock Option Committee each consist solely of outside directors, Messrs. Berg and Bolger.

COMPENSATION PHILOSOPHY

   The Compensation Committee believes that the compensation of the Company's executive officers should be:

   o  competitive in the market place;

   o directly linked to the Company's profitability and to the value of the Company's Common Stock; and

   o sufficient to attract, retain and motivate well-qualified executives who will contribute to the long- term success of the Company.

   The Company's Human Resources Department, working with an independent outside consulting firm, developed executive compensation data from a nationally recognized survey for a group of similar size high technology companies and provided this data to the Compensation Committee and the Stock Option Committee. The factors used to determine the participants in the survey included annual revenue, industry, growth rate and geography. The Company's executive level positions, including the Chief Executive Officer, were matched to comparable survey positions and competitive market compensation levels to determine base salary, target incentives and target total cash compensation. Practices of such companies with respect to stock option grants are also reviewed and compared.

   In preparing the performance graph for this Proxy Statement, the Company used the S&P Electronic (Semi/Components) Index ("S&P Index") as its published line of business index. The companies in this survey are substantially similar to the companies contained in the S&P Index. Approximately two thirds of the companies included in the survey group are included in the S&P Index. The remaining companies included in the survey group were felt to be relevant by the Company's independent compensation consultants because they compete for executive talent with the Company notwithstanding that they are not included in the S&P Index. In addition, certain companies in the S&P Index were excluded from the survey group because they were determined not to be competitive with the Company for executive talent, or because compensation information was not available.

   This competitive market data is reviewed with the Chief Executive Officer for each executive level position and with the Compensation Committee and the Stock Option Committee as to the Chief Executive Officer. In addition, each executive officer's performance for the last fiscal year and objectives for the subsequent year are viewed, together with the executive's responsibility level and the Company's fiscal performance versus objectives and potential performance targets for the subsequent year.

KEY ELEMENTS OF EXECUTIVE COMPENSATION

   The Company's executive compensation program consists of a cash and an equity-based component. Base pay and, if warranted, an annual bonus and a semi-annual award under the Company's Profit Sharing

Plan constitute the cash components. Grants of stock options under the Company's 1994 Option Plan comprise the equity-based component. The Vice President of Sales is also eligible to receive a commission- based bonus, which is paid quarterly.

   Cash Components. Cash compensation is designed to fluctuate with Company performance. In years that the Company exhibits superior financial performance, cash compensation is designed to be above average competitive levels; when financial performance is below goal, cash compensation is designed generally to be below average competitive levels. Essentially, this is achieved through the cash bonus and Profit Sharing Plan awards, which fluctuate generally with pre-tax profitability.

   BASE PAY: Base pay guidelines are established for executive officers after a review of compensation survey data referred to above. Individual base pay within the guidelines is based on sustained individual performance toward achieving the Company's goals and objectives. Executive salaries are reviewed annually.
Executive officer salaries were targeted to the 45th percentile of companies included in the survey data and increased by approximately 9% over salaries in fiscal 1995.

   BONUS: The Company pays an annual cash bonus to certain executive officers and other key employees based on the pre-tax earnings of the Company and the employee's individual performance. Payment of these bonuses is normally made in the first quarter of each fiscal year for performance during the previous year.

   At the beginning of each fiscal year, each eligible employee is assigned a specific number of "performance units." The number of performance units assigned to the Chief Executive Officer is determined by the Compensation Committee. The number of performance units assigned to the other executive officers and key employees is recommended by the Chief Executive Officer and determined by the Compensation Committee. The specific number of performance units assigned is based, in part, on the importance of the individual's job and area of responsibility relative to the Company's goals. Two-thirds of the cash amount of the bonus for each eligible employee is based on a value per performance unit equal to the pre-tax earnings per share of the Company's Common Stock for the fiscal year. In addition, at the end of the fiscal year, the Compensation Committee allocates 2% of pre-tax earnings between the Chief Executive Officer and all eligible employees as a group. The portion not allocated by the Compensation Committee is allocated by the Chief Executive Officer to eligible employees on the basis of their respective contributions. The aggregate amount of all bonuses paid for any single fiscal year may not exceed 6% of pre-tax profits for the year. The Compensation Committee approves Company performance objectives to be used for bonus determination and approves the overall structure and mechanics of the bonus program. For fiscal 1996, bonuses aggregating $8,361,820 were paid to a total of 394 individuals.

   PROFIT SHARING PLAN: The Profit Sharing Plan is available to all employees who have at least six months of service with the Company. The Board of Directors determines the amount of annual contributions under the Profit Sharing Plan. In fiscal 1996, the Board set aside 7.0% of pre-tax earnings to be contributed to the Profit Sharing Plan. Additionally, 1% of pre-tax profit is contributed semiannually to each employee's Section 401(k) Plan account. Contributions to the Profit Sharing Plan and Section 401(k) Plan are made in cash and distributed to employees semi-annually. The amount of each participating employee's distribution is that portion of the total funds available for distribution equal to such employee's base salary divided by the aggregate base salaries of all participating employees. An aggregate of $290,668 was paid to executive officers under the Profit Sharing Plan and Section 401(k) Plan for fiscal 1996 performance.

   Equity-Based Component. Stock options are an essential element of the Company's executive compensation package. The Stock Option Committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on appreciation of the Company's stock. Approximately 50% of the Company's employees participate in the Company's 1994 Option Plan.

   During fiscal 1996, the Stock Option Committee made stock option grants to certain executives including the Chief Executive Officer. See "Executive Compensation--Other Grants in Fiscal 1996." Generally, for executive officers, the stock option grants were higher than the grants made by the survey companies. Stock options typically have been granted to executive officers when the executive first joins the Company, annually thereafter, in connection with significant changes in responsibilities, and, occasionally, to achieve equity within a peer group. The number of shares subject to each stock option granted takes into account or is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group, prior option grants to the executive officer and the level of vested and unvested options. The purpose of these options is to provide greater incentives to those officers to continue their employment with the Company and to strive to increase the value of the Company's Common Stock. Options have been granted at exercise prices of not less than fair market value of the Company's Common Stock on the date of grant. These options generally vest as to 25% of the total shares one year after the date of grant and then monthly over the next three years. In addition, the Committee has also granted "fourever" options, which vest monthly over the one year period following the third anniversary of the date of grant. The "fourever" program is intended to provide continuing incentive to employees to remain with the Company.

1996 CEO COMPENSATION

   In evaluating the compensation of Mr. Perham, President and Chief Executive Officer of the Company, for services rendered in fiscal year 1996, the Compensation Committee examined both quantitative and qualitative factors. In looking at quantitative factors, the Compensation Committee reviewed the Company's fiscal 1996 financial results and compared them with the Company's financial results in fiscal 1995 and with the companies in the S&P Electronics Index. The Compensation Committee reviewed the Company's net income of $120,170,000 for fiscal 1996, the Company's increase in earnings per share in fiscal 1996, the Company's increase in net sales for fiscal 1996, and other quantitative factors. The Compensation Committee did not apply any specific quantitative formula which could assign weights to those performance measures or establish numerical targets for any given factor.

   Based on the foregoing, and the factors considered in determining the sizes of the stock option awards discussed above, the Compensation Committee made the following determinations with respect to Mr. Perham's compensation for fiscal 1996.

   In fiscal 1996, Mr. Perham's base salary was increased to $341,600 (compared to $277,776 in fiscal 1995).

   Mr. Perham received a $1,316,820 bonus in fiscal 1996. The bonus was based in part on the payout of 90% of 280,000 performance units and the attainment of $2.00 in pre-tax profit per share in fiscal 1996. The remainder of the bonus was a discretionary cash award of 0.5% of pre-tax profit. For fiscal 1996, Mr. Perham also received an aggregate of $53,228 under the Profit Sharing Plan and the Section 401(k) Plan.

   During fiscal 1996, Mr. Perham was granted an option for 120,000 shares. The Stock Option Committee believes such option is appropriate for Mr. Perham's level of responsibility and is well within competitive practice, taking into account prior option grant history, the level of vested versus unvested shares and the number of shares Mr. Perham already owned. The Stock Option Committee determined that this new option grant provided the necessary incentive to Mr. Perham.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

   Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1 million paid to the chief executive officer and the next five most highly compensated executive officers. The 1994 Option Plan and the 1995 Executive Performance Plan are in compliance with Section 162(m) and the Company believes that its compensation programs will generally satisfy the requirements for deductibility of all cash and stock-related incentive compensation to be paid to the Company's executive officer under Section 162(m). However, the Compensation Committee considers one of its primary responsibilities to be providing a compensation program that will attract, retain and reward executive talent necessary to maximize shareholder returns. Accordingly, the Compensation Committee believes that the Company's interests are best served in some circumstances to provide compensation (such as salary and perquisites) which might be subject to the tax deductibility limitation of Section 162(m).

1996 OPTION REPRICING PROGRAM

   Competition for skilled engineers and other key employees in the semiconductor industry is intense and the use of significant stock options for retention and motivation of such personnel is widespread in the high technology industries. The Stock Option Committee believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions in the success of the Company. The market price of the Company's common stock decreased substantially from a high of $33.25 in the August 1995 to a low of $9.2500 in the first quarter of 1996. In light of this substantial decline in the market price, the Stock Option Committee believed that the large numbers of outstanding stock options with an exercise price in excess of the actual market price were no longer an effective tool to encourage employee retention or to motivate high levels of performance. As a result, the Stock Option Committee approved on January 15, 1996 an option repricing program.

   All executive officers and employees and certain consultants were eligible to participate. Under the program, the eligible optionees were permitted to exchange one or more of their existing stock options with an exercise price above $9.8750 ("Old Options") for new stock options ("Repriced Options") covering a number of shares equal to the number of unexercised shares covered by the applicable Old Option. Each exchanged Old Option was cancelled. The exercise price of the Repriced Options was equal to the closing market price ($9.8750) on January 14, 1996, the trading date preceding the date on which the Stock Option Committee approved the repricing plan. The schedules on which Repriced Options became exercisable were, subject to the exercise black-out period described below, identical to the applicable exchanged and cancelled Old Options. Exercise periods for Repriced Options whose original term remaining were more than seven years were decreased to a maximum of seven years. Notwithstanding the foregoing and except for the circumstances described below, each Repriced Option was prohibited from being exercised, in whole or in part (notwithstanding any amount that may have previously been exercisable) until January 15, 1997, at which time the same number of shares that would have been exercisable on January 15, 1996 under the Old Option become exercisable under the Repriced Option. As a result of this restriction, optionees who voluntarily left the Company or who were involuntarily terminated for cause or performance before January 15, 1997 will not have an opportunity to exercise all or part of their repriced options.

   Options repriced from April 1, 1986 through March 31, 1996 for each of the Company's executive officers at the end of fiscal 1996, are listed in the following table:

                                   NUMBER OF                                                LENGTH OF
                                  SECURITIES    MARKET PRICE                             ORIGINAL OPTION
                                  UNDERLYING    OF STOCK AT   EXERCISE PRICE              TERM REMAINING
                                    OPTIONS       TIME OF       AT TIME OF      NEW         AT DATE OF
                                  REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE     REPRICING OR
         NAME            DATE    AMENDED(1)(2)   AMENDMENT      AMENDMENT      PRICE        AMENDMENT
- -------------------- ---------- ------------- -------------- -------------- ---------- ------------------
D. John Carey .......  10/28/87      90,000       $2.9600        $ 5.2500     $2.9600   5 years, 0 months
                       11/29/88      90,000        4.2500          5.6250      4.2500   5 years, 3 months
                       02/02/90      90,000        2.5625          2.9600      2.5625   2 years, 9 months
                       02/02/90      90,000        2.5625          4.2500      2.5625   3 years, 10 months
                       02/02/90      90,000        2.5625          4.6875      2.5625   5 years, 0 months
                       10/15/90     300,000        1.8125          2.3767      1.8125   6 years, 6 months
                       10/15/90     270,000        1.8125          2.5625      1.8125   9 years, 4 months
                       12/17/91       1,924        1.8750          3,5000      1.8750   9 years, 11 months

William B. Cortelyou   10/06/86       3,600        2.2500          3.2500      2.2500   2 years, 7 months
                       10/06/86       2,325        2.2500          3.8333      2.2500   3 years, 1 month
                       10/06/86       2,406        2.2500          4.0833      2.2500   4 years, 1 month
                       10/28/87      18,000        2.9600          5.4167      2.9600   4 years, 5 months
                       10/28/87       3,958        2.9600          8.0000      2.9600   5 years, 5 months
                       11/29/88       4,000        4.2500          7.8750      4.2500   4 years, 5 months
                       02/02/90       5,631        2.5625          2.2500      2.5625   6 years, 8 months
                       02/02/90      18,000        2.5625          2.9600      2.5625   2 years, 2 months
                       02/02/90       3,958        2.5625          2.9600      2.5625   3 years, 2 months
                       02/02/90       4,000        2.5625          4.2500      2.5625   3 years, 3 months
                       02/02/90       6,000        2.5625          5,5000      2.5625   4 years, 6 months
                       02/02/90      21,184        2.5625          4.4375      2.5625   5 years, 0 months
                       10/15/90       2,727        1.8125          2,2500      1.8125   1 year, 0 months
                       10/15/90      58,773        1.8125          2,5625      1.8125   9 years, 4 months
                       12/17/91       6,000        1.8750          2,9375      1.8750   9 years, 2 months
                       01/15/96      20,000        9.8750         32.0625      9.8750   9 years, 7 months
                       01/15/96      20,000        9.8750         19.8750      9.8750   9 years, 9 months

                                       15

                                   NUMBER OF                                                LENGTH OF
                                  SECURITIES    MARKET PRICE                             ORIGINAL OPTION
                                  UNDERLYING    OF STOCK AT   EXERCISE PRICE              TERM REMAINING
                                    OPTIONS       TIME OF       AT TIME OF      NEW         AT DATE OF
                                  REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE     REPRICING OR
         NAME            DATE    AMENDED(1)(2)   AMENDMENT      AMENDMENT      PRICE        AMENDMENT
- -------------------- ---------- ------------- -------------- -------------- ---------- ------------------
Robin Hodge .........  02/02/90      28,000       $2.5625        $ 4.8125     $2.5625   4 years, 2 months
                       02/02/90      23,000        2.5625          2.8125      2.5625   5 years, 0 months
                       10/15/90      51,000        1.8125          2.5625      1.8125   9 years, 4 months
                       12/17/91         812        1.8750          3,7500      1.8750   9 years, 4 months
                       12/17/91         444        1.8750          2.6250      1.8750   9 years, 7 months
                       12/17/91      39,000        1,8750          2,1250      1,8750   9 years, 11 months
                       01/15/96      28,000        9.8750         14.0625      9.8750   8 years, 3 months
                       01/15/96      28,000        9.8750         18.0313      9.8750   9 years, 4 months

Alan H. Huggins  ....  10/06/88       3,900        2.2500          3.8333      2.2500   3 years, 1 month
                       10/06/86       6,000        2.2500          3.7500      2.2500   3 years, 3 months
                       10/06/86       7,500        2.2500          4.3767      2.2500   3 years, 4 months
                       10/06/86       4,500        2.2500          3.6670      2.2500   3 years, 9 months
                       10/06/86       5,400        2.2500          3.9167      2.2500   4 years, 3 months
                       10/28/87      48,000        2.9600          5.0000      2.9600   9 years, 5 months
                       11/29/88      22,000        4.2500          6.2525      4.2500   3 years, 11 months
                       11/29/88      36,000        4.2500          5.6875      4.2500   4 years, 3 months
                       11/29/88      18,796        4.2500          5.8125      4.2500   5 years, 7 months
                       02/02/90       6,000        2.5625          3.0433      2.5625   1 year, 10 months
                       02/02/90      48,000        2.5625          2.9600      2.5625   7 years, 2 months
                       02/02/90      36,000        2.5625          4.2500      2.5625   3 years, 1 month
                       02/02/90      58,000        2.5625          4.2500      2.5625   3 years, 10 months
                       02/02/90      34,000        2.5625          4.0000      2.5625   5 years, 0 months
                       10/15/90      52,875        1.8125          2.3767      1.8125   6 years, 0 months
                       10/15/90     182,000        1.8125          2.5625      1.8125   9 years, 4 months
                       12/17/91      30,000        1.8750          2.9375      1.8750   9 years, 2 months
                       12/17/91       1,076        1.8750          3.7500      1.8750   9 years, 4 months
                       12/17/91         588        1.8750          2.6250      1.8750   9 years, 7 months
                       01/15/96      44,000        9.8750         14.3125      9.8750   8 years, 10 months
                       01/15/96      33,000        9.8750         18.3750      9.8750   9 years, 10 months

Daniel L. Lewis  ....  10/06/86      18,000        2.2500          3.0000      2.2500   2 years, 10 months
                       10/06/86      12,000        2.2500          3.0000      2.2500   3 years, 9 months
                       10/06/86       6,000        2.2500          4.3333      2.2500   3 years, 10 months
                       10/06/86       6,000        2.2500          4.7500      2.2500   4 years, 10 months
                       10/28/87       9,000        2.9600          4.5433      2.9600   5 years, 0 months
                       11/29/88       6,000        4.2500          7.8125      4.2500   5 years, 1 month
                       02/02/90       9,000        2.5625          2.9600      2.5625   2 years, 8 months
                       02/02/90       6,000        2.5625          4.2500      2.5625   3 years, 10 months
                       02/02/90       3,400        2.5625          5.5000      2.5625   4 years, 6 months
                       10/15/90      12,000        1.8125          2.2500      1.8125   6 years, 0 months
                       10/15/90      18,000        1.8125          2.3767      1.8125   6 years, 0 months
                       10/15/90       9,000        1.8125          2.5625      1.8125   2 years, 8 months
                       10/15/90       6,000        1.8125          2.5625      1.8125   3 years, 10 months
                       10/15/90       3,400        1.8125          2.5625      1.8125   4 years, 6 months
                       10/15/90      11,600        1.8125          2.2500      1.8125   9 years, 10 months
                       12/17/91         192        1.8750          3.7500      1.8750   9 years, 4 months
                       12/17/91      59,192        1.8750          2.6250      1.8750   9 years, 7 months
                       01/15/96      20,000        9.8750         32.0625      9.8750   9 years, 7 months

Chuen-Der Lien ......  10/28/87      12,240        2.9600          6.0000      2.9600   4 years, 9 months
                       11/29/88       2,190        4.2500          7.1250      4.2500   4 years, 8 months
                       11/29/88       2,230        4.2500          7.1250      4.2500   4 years, 8 months
                       02/02/90      12,240        2.5625          2.9600      2.5625   2 years, 6 months
                       02/02/90       4,420        2.5625          4.2500      2.5625   3 years, 6 months
                       02/02/90       3,400        2.5625          4.7500      2.5625   4 years, 6 months
                       10/15/90      12,240        1.8125          2.5625      1.8125   9 years, 10 months
                       10/15/90       7,820        1.8125          2.5625      1.8125   9 years, 4 months

                                       16

                                   NUMBER OF                                                LENGTH OF
                                  SECURITIES    MARKET PRICE                             ORIGINAL OPTION
                                  UNDERLYING    OF STOCK AT   EXERCISE PRICE              TERM REMAINING
                                    OPTIONS       TIME OF       AT TIME OF      NEW         AT DATE OF
                                  REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE     REPRICING OR
         NAME            DATE    AMENDED(1)(2)   AMENDMENT      AMENDMENT      PRICE        AMENDMENT
- -------------------- ---------- ------------- -------------- -------------- ---------- ------------------
                       10/15/90      17,800       $1.8125        $ 2.0625     $1.8125   9 years, 11 months
                       12/17/91         764        1.8750          3.7500      1.8750   9 years, 11 months
                       12/17/91      11,490        1.8750          3.1875      1.8750   9 years, 6 months
                       12/17/91         474        1.8750          2.6250      1.8750   9 years, 7 months
                       12/17/91      31,000        1.8750          2.1250      1.8750   9 years, 11 months
                       01/15/96      32,000        9.8750         10.5000      9.8750   8 years, 7 months
                       01/15/96      64,000        9.8750         32.0625      9.8750   9 years, 7 months

Jack Menache ........  02/02/90      60,000        2.5625          4.7500      2.5625   4 years, 8 months
                       10/15/90      60,000        1.8125          2.5625      1.8125   9 years, 4 months
                       10/15/90      20,000        1.8125          2.5625      1.8125   9 years, 9 months
                       12/17/91      20,000        1,8750          2,9375      1,8750   9 years, 2 months
                       12/17/91         236        1,8750          2,6250      1,8750   9 years, 7 months
                       12/17/91      25,000        1,8750          2,1250      1,8750   9 years, 11 months
                       01/15/96      21,000        9.8750         19.8750      9.8750   9 years, 9 months

Leonard C. Perham  ..  10/06/86      24,999        2.2500          4.0000      2.2500   3 years, 0 months
                       10/06/86      30,000        2.2500          3.2500      2.2500   4 years, 0 months
                       10/28/87      90,000        2.9600          5.2500      2.9600   5 years, 0 months
                       11/29/88      90,000        4.2500          5.6250      4.2500   5 years, 3 months
                       02/02/90      90,000        2.5625          2.9600      2.5625   2 years, 9 months
                       02/02/90      90,000        2.5625          4.2500      2.5625   3 years, 10 months
                       02/02/90      90,000        2.5625          4.6875      2.5625   5 years, 0 months
                       10/15/90      54,999        1.8125          2.2500      1.8125   6 years, 0 months
                       10/15/90     300,000        1.8125          2.3767      1.8125   6 years, 0 months
                       10/15/90     270,000        1.8125          2.5625      1.8125   9 years, 4 months
                       12/17/91      90,000        1.8750          2.9375      1.8750   9 years, 2 months
                       12/17/91     292,308        1.8750          3.7500      1.8750   9 years, 4 months
                       12/17/91       2,500        1.8750          2.6250      1.8750   9 years, 7 months
                       01/15/96     160,000        9.8750         10.1563      9.8750   8 years, 9 months
                       01/15/96     120,000        9.8750         19.8750      9.8750   9 years, 9 months

L. Robert Phillips  .  01/15/96     160,000        9.8750         18.1563      9.8750   9 years, 1 month

Richard Picard ......  10/06/86      20,688        2.2500          4.8333      2.2500   3 years, 4 months
                       10/06/86       5,400        2.2500          6.2500      2.2500   4 years, 6 months
                       02/02/90       5,000        2.5625          5.3125      2.5625   3 years, 0 months
                       02/02/90      23,000        2.5625          6.5000      2.5625   3 years, 6 months
                       02/02/90      14,000        2.5625          4,8750      2.5625   4 years, 1 months
                       02/02/90      10,000        2.5625          6.1875      2.5625   5 years, 0 months
                       10/15/90      61,794        1.8125          2.2500      1.8125   6 years, 0 months
                       10/15/90      64,000        1.8125          2.5625      1.8125   9 years, 4 months
                       12/17/91         604        1.8750          3,7500      1.8750   9 years, 4 months
                       12/17/91      18,000        1.8750          3,7500      1.8750   9 years, 5 months
                       12/17/91         370        1.8750          2.6250      1.8750   9 years, 7 months
                       01/15/96      30,000        9.8750         11.0625      9.8750   8 years, 1 month
                       01/15/96      30,000        9.8750         18.9375      9.8750   9 years, 1 month

William D. Snyder  ..  10/06/86      15,000        2.2500          3.7500      2.2500   3 years, 6 months
                       10/06/86       3,000        2.2500          6.6667      2.2500   4 years, 8 months
                       10/28/87       4,800        2.9600          5.1667      2.9600   4 years, 9 months
                       10/28/87       6,150        2.9600          7.1667      2.9600   4 years, 6 months
                       11/29/88       4,800        4.2500          7.5625      4.2500   4 years, 6 months
                       02/02/90       4,800        2.5625          2.9600      2.5625   2 years, 6 months
                       02/02/90       6,150        2.5625          2.9600      2.5625   2 years, 3 months
                       02/02/90       4,800        2.5625          4.2500      2.5625   3 years, 3 months
                       02/02/90       6,000        2.5625          5.1875      2.5625   4 years, 3 months

                                       17

                                   NUMBER OF                                                LENGTH OF
                                  SECURITIES    MARKET PRICE                             ORIGINAL OPTION
                                  UNDERLYING    OF STOCK AT   EXERCISE PRICE              TERM REMAINING
                                    OPTIONS       TIME OF       AT TIME OF      NEW         AT DATE OF
                                  REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE     REPRICING OR
         NAME            DATE    AMENDED(1)(2)   AMENDMENT      AMENDMENT      PRICE        AMENDMENT
- -------------------- ---------- ------------- -------------- -------------- ---------- ------------------
                       02/02/90     10,050        $2.5625        $ 4.3125     $2.5625   4 years, 8 months
                       10/15/90     30,000         1.8125          2.2500      1.8125   6 years, 0 months
                       10/15/90     31,800         1.8125          2.5625      1.8125   9 years, 4 months
                       10/15/90     21,000         1.8125          3,1250      1.8125   9 years, 8 months
                       10/15/90     16,000         1.8125          2.0625      1.8125   9 years, 11 months
                       12/17/91     16,682         1.8750          3,7500      1.8750   9 years, 11 months
                       12/17/91        682         1.8750          2.6250      1.8750   9 years, 7 months
                       01/15/96     28,000         9.8750         12.6250      9.8750   8 years, 4 months
                       01/15/96     28,000         9.8750         18.6563      9.8750   9 years, 4 months

- ----------

 (1) Securities listed in this column include options that may have been repriced more than once.
 (2)  Reflects all stock splits of the Company to date.


     COMPENSATION COMMITTEE           STOCK OPTION COMMITTEE
     Carl E. Berg                     Carl E. Berg
     John C. Bolger                   John C. Bolger

                              PERFORMANCE GRAPH

   The Performance Graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with (i) a broad equity market index and
(ii) an industry index or peer group. Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poors 500 Index and the Standard & Poors Electronics (Semi/Components) Index for a period of five fiscal years. The Company's fiscal year ends on a different day each year because the Company's year ends at midnight on the Sunday nearest to March 31 of each calendar year. However, for convenience, the amounts shown below are based on a March 31 fiscal year end. "Total return," for the purpose of this graph, assumes reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          Among Integrated Device Technology, Inc., the S & P 500 Index
                and the S & P Electronic (Semi/Components) Index

                                                              CUMULATIVE TOTAL RETURN
                                        -----------------------------------------------------------------
                                          03/31/91   03/31/92   03/31/93   03/31/94   03/31/95   03/31/96
Integrated Device Technology, Inc.          100         78        103        338        493        303
S & P 500 Index                             100        111        128        130        150        198
S & P Electronics (Semiconductor) Index     100        121        226        303        364        401

- ----------
* $100 Invested on 3/31/91 in Stock or Index Including Reinvestment of
  Dividends.
  Fiscal Year Ending March 31.

                             CERTAIN TRANSACTIONS

   The Company leases its Salinas facility from Baccarat Silicon, Inc. ("Baccarat") a Company wholly-owned by Carl E. Berg, a director of the Company, and his brother. The Company paid rental expense of $1,058,000 during fiscal 1996, under a lease agreement that expires in June 2005. In March 1996, the Company entered into an agreement to exchange approximately 782,445 shares of Common Stock of the Company for all of the outstanding shares of Baccarat.

   The Company holds an approximate 37.4% equity interest in Quantum Effect Design, Inc., ("QED"), a corporation formed in 1991. Mr. Berg, a director of the Company, holds an approximately 5.6% equity interest in QED. Pursuant to a development agreement between the Company and QED, QED is developing for the Company derivative products based on MIPS' 64-bit microprocessor architecture. During fiscal 1996, the Company paid QED a total of $900,000 for product development and nonrecurring engineering expenses. During fiscal 1996, the Company also incurred royalties of $2,029,000 to QED.

   As of May 15, 1996, the Company held an approximate 14.3% equity interest in Monolithic System Technology, Inc. ("MoSys"). Leonard C. Perham and Carl E. Berg are members of the board of directors of MoSys. West Coast Venture Capital, L.P., of which Mr. Berg is a general partner, also holds an equity interest of approximately 18% of MoSys. MoSys is developing certain technology that, if successfully reduced to practice, could relate to the Company's business. During 1996, the Company incurred $500,000 for prepaid royalties and $125,000 for product development and non-recurring engineering expenses related to MoSys. Additionally, during 1996, the Company recorded revenues of $1,594,000 associated with a foundry relationship whereby the Company manufactured DRAM wafers for MoSys. Major shareholders and Mr. Berg gave an aggregate of 75,000 shares of MoSys common stock to Mr. Perham and persons related to him.

   The Company has from time to time retained Phillip Perham, a contractor and the brother of Leonard C. Perham, as an independent contractor to perform certain construction services in connection with improvements and repairs to various Company facilities. The Company paid Phillip Perham an aggregate of approximately $350,160 for such services in fiscal 1996.

   In April 1995, the Company loaned $100,000 to L. Robert Phillips, Vice President, Manufacturing of the Company, pursuant to a promissory note to secure a salary advance. The note is due and payable in April 1998 and Mr. Phillips is obligated to pay interest annually at the rate of 6.69%. In the event that Mr. Phillips exercises any stock options and sells the underlying shares or receives a bonus or cash compensation other than salary, then one half of the net proceeds of such receipts shall be used for repayment of the outstanding principal. In June 1996, Mr. Phillips repaid $65,000 of the principal balance on the loan as well as all accrued interest due through June 1, 1996.

    COMPLIANCE UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on the Company's review of the copies of such forms furnished to it and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met.

         STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

   Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1997 Annual Meeting must be received by the Company no later than March 11, 1997.

                                OTHER MATTERS


   The Company knows of no other matters to be submitted to the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                                   By Order of the Board of Directors

                                   /s/ Jack Menache

                                   Jack Menache
                                   Secretary


Dated: July 17, 1996
Santa Clara, California

                                                                      APPENDIX A

                       INTEGRATED DEVICE TECHNOLOGY, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 28, 1996



The undersigned hereby appoints Leonard C. Perham and William D. Snyder, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Integrated Device Technology, Inc. (the "Company") to be held at 2670 Seeley Road, San Jose, California 95054 on August 28, 1996, at 9:30 a.m. P.D.T., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:



                                                              ------------------
                                                                  See Reverse
                                                                     Side
                                                              ------------------

                                                            [X] Please mark
                                                                your choices
                                                                like this



- ----------------         -------------
ACCOUNT NUMBER              COMMON

- -----------------------------------------------------------------------------------------------------------------
                               WITHHELD                                       FOR        AGAINST       ABSTAIN
1. ELECTION         FOR        FOR ALL            2. AMENDMENT OF 1994       [   ]        [   ]         [   ]
   OF CLASS III    [   ]        [   ]                STOCK OPTION PLAN
   DIRECTORS

Nominees:  D. John Carey                          3. RATIFICATION OF          FOR        AGAINST       ABSTAIN
           Carl E. Berg                              SELECTION OF PRICE      [   ]        [   ]         [   ]
                                                     WATERHOUSE LLP AS
                                                     THE COMPANY'S
                                                     INDEPENDENT AUDITORS




Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

- ---------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR all nominees for election and FOR Proposals 2 and 3. THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Dated:                                                                   , 1996
       -----------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Signature(s)
Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares are held of record by a corporation, the proxy should be executed by the president or vice president and the
secretary  or  assistant   secretary.   Executors,   administrators,   or  other
fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

- --------------------------------------------------------------------------------

                       INTEGRATED DEVICE TECHNOLOGY, INC.

                             1994 STOCK OPTION PLAN

                             As Adopted May 3, 1994
                      and as amended through April 25, 1996



                1. PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of stock options. Capitalized terms not defined in the text are defined in Section 19.

                2. SHARES SUBJECT TO THE PLAN.

                         2.1 Number of Shares Available. Subject to Sections 2.2
and 14, the total number of Shares reserved and available for grant and issuance pursuant to Awards under the Plan shall be Ten Million Seven Hundred Fifty Thousand (10,750,000) Shares. Shares issuable upon exercise of stock options granted pursuant to the Company's 1985 Incentive and Nonqualified Stock Option Plan (the "Prior Plan") that expire or become unexercisable for any reason without having been exercised in full, shall no longer be available for exercise under the Prior Plan, but shall be available for distribution under this Plan (not to exceed Ten Million (10,000,000) Shares). Subject to Sections 2.2 and 14, Shares shall again be available for grant and issuance in connection with future Awards under the Plan if such Shares cease to be subject to an Award.

                         2.2 Adjustment of Shares.  In the event that the number
of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, or by a Corporate Transaction (as defined in Section 14.1) then, unless such change results in the termination of all outstanding Awards as a result of the Corporate Transaction, (a) the number of Shares reserved for issuance under the Plan and (b) the Exercise Prices of and number of Shares subject to outstanding Awards shall be proportionately c adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and provided, further, that the Exercise Price of any Award may not be decreased to below the par value of the Shares.

               3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSOs (as defined in Section 5 below) may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under the Plan. Each person is eligible to receive up to an aggregate maximum of One Million (1,000,000) Shares per fiscal year.

                4.       ADMINISTRATION.

                         4.1 Committee Authority. The Plan shall be administered
by the Committee. Subject to the general purposes, terms and conditions of the Plan, the Committee shall have full power to implement and carry out the Plan. The Committee shall have the authority to:

                (a) construe and interpret the Plan, any Stock Option Agreement and any other agreement or document executed pursuant to the Plan;

                (b) prescribe, amend and rescind rules and regulations relating to the Plan;

                (c)      select persons to receive Awards;

                (d)      determine the form and terms of Awards;

                (e)      determine the number of Shares subject to Awards;

                (f) determine whether Awards will be granted in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

                (g)      grant waivers of Plan or Award conditions;

                (h)      determine the vesting and exercisability of Awards;

                (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Stock Option Agreement;

                (j) determine the disposition of Awards in the event of a Participant's divorce or dissolution of marriage; and

                (k) make all other determinations necessary or advisable for the administration of the Plan.

                         4.2 Committee Discretion. Any determination made by the
Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company.

                         4.3 Exchange Act  Requirements.  If two or more members
of the Board are Outside Directors, the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors and Disinterested Persons. The Company will take appropriate steps to comply with the disinterested  director  requirements  of  Section  16(b) of the  Exchange  Act, including but not limited to, the appointment by the Board of a Committee consisting of not less than two persons (who are members of the Board), each of whom is a Disinterested Person. It is the intent of the Company that the Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3 (or its successor) of the Exchange Act. If any provision of the Plan or of any Award would otherwise conflict with the intent expressed in this Section 4.3, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict.

                5. STOCK OPTIONS. The Committee may grant Awards to eligible persons and shall determine whether such Awards shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Award, the Exercise Price of the Award, the period during which the Award may be exercised, and all other terms and conditions of the Award, subject to the following:

                         5.1 Form of Option Grant.  Each Award granted under the
Plan shall be evidenced by an Stock Option Agreement which shall expressly identify the Award as an ISO or NQSO, and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

                         5.2 Date of Grant.  The date of grant of an Award shall
be the date on which the Committee makes the determination to grant such Award, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of the Award.

                         5.3 Exercise Period. Awards shall be exercisable within
the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; provided, however, that no Award shall be exercisable after the expiration of ten (10) years from the date the Award is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent

Stockholder") shall be exercisable after the expiration of five (5) years from the date the Award is granted. The Committee also may provide for the exercise of Awards to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

                         5.4  Exercise  Price.   The  Exercise  Price  shall  be
determined by the Committee when the Award is granted and shall be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided, that the Exercise Price of any ISO granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 6 of the Plan.

                         5.5 Method of Exercise. Awards may be exercised only by
delivery to the Company of a written exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

                         5.6 Termination.  Notwithstanding  the exercise periods
set forth in the Stock Option Agreement, exercise of an Award shall always be subject to the following:

                (a) If the Participant is Terminated for any reason except death or Disability, then Participant may exercise such Participant's Awards only to the extent that such Awards would have been exercisable upon the Termination Date no later than three (3) months after the
                         Termination Date (or such longer time period not exceeding five years as may be determined by the Committee), but in any event, no later than the expiration date of the Awards.

                (b) If the Participant is terminated because of death or Disability (or the Participant dies within three months of such termination), then Participant's Awards would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than (i) twelve (12) months after the Termination Date in the case of disability or (ii) eighteen (18) months after the Termination Date in the case of death (or such longer time period not exceeding five years as may be determined by the Committee), but in any event no later than the expiration date of the Awards.

                         5.7 Limitations on Exercise.  The Committee may specify
a reasonable minimum number of Shares that may be purchased on any exercise of an Award; provided that such minimum number will not prevent Participant from exercising the Award for the full number of Shares for which it is then exercisable.

                         5.8  Limitations  on ISOs.  The  aggregate  Fair Market
Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Awards for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Awards for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Awards granted after the effective date of such amendment.

                         5.9 Modification,  Extension or Renewal.  The Committee
may modify, extend or renew outstanding Awards and authorize the grant of new Awards in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant's rights under any Award previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Awards without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of the Plan for Awards granted on the date the action is taken to reduce the Exercise Price; and provided, further, that the Exercise Price shall not be reduced below the par value of the Shares, if any.

                         5.10 No  Disqualification.  Notwithstanding  any  other
provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

                6. PAYMENT FOR SHARE PURCHASES. Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

                (a) by surrender of Shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares); or (2) were obtained by Participant in the public market;

                (b) by waiver of compensation due or accrued to Participant for services rendered;

                (c) provided that a public market for the Company's stock exists:

                         (1)      through  a "same  day  sale"  commitment  from
                                  Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby the Participant irrevocably elects to exercise the Award and to sell a portion of the Shares so purchased in order to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                         (2) through a "margin" commitment from Participant and a NASD Dealer whereby Participant irrevocably elects to exercise the Award and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

                (d)      by any combination of the foregoing.

                7.       WITHHOLDING TAXES.

                         7.1  Withholding  Generally.  Whenever Shares are to be
issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

                         7.2 Stock Withholding. When, under applicable tax laws,
a Participant incurs tax liability in connection with the exercise of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

                (a) the election must be made on or prior to the applicable Tax Date;

                (b) once made, then except as provided below, the election shall be irrevocable as to the particular Shares as to which the election is made;

                (c) all elections shall be subject to the consent or disapproval of the Committee;

                (d) if the Participant is an Insider and if the Company is subject to Section 16(b) of the Exchange Act: (1) the election may not be made within six (6) months of the date of grant of the Award, except as otherwise permitted by SEC Rule 16b-3(e) under the Exchange Act, and (2) either (A) the election to use stock withholding must be irrevocably made at least six (6) months prior to the Tax Date (although such election may be revoked at any time at least six (6) months prior to the Tax Date) or (B) the exercise of the Award or election to use stock withholding must be made in the ten (10) day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales or earnings; and

                (e)      in the event  that the Tax Date is  deferred  until six
                         (6) months after the delivery of Shares under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the exercise occurs, but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

                8.       PRIVILEGES OF STOCK OWNERSHIP.

                         8.1 Voting and Dividends. No Participant shall have any
of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

                         8.2  Financial  Statements.  The Company  shall provide
financial statements to each Participant prior to such Participant's purchase of Shares under the Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

                9. TRANSFERABILITY. Subject to Section 4.1(j), Awards granted under the Plan, and any interest therein, shall not: (a) be transferable or assignable by the Participant, (b) be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Stock Option Agreement provisions relating thereto or (c) during the lifetime of the Participant, be exercisable by anyone other than the Participant, and any elections with respect to an Award, may be made only by the Participant.

                10. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

                11. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to
(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

                12. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

                13. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

                14.      CORPORATE TRANSACTIONS.

                         14.1  Corporate   Transactions.   In  the  event  of  a
Corporate Transaction (as defined in this Section 14.1), the exercisability of each Award shall be automatically accelerated so that each Award shall, immediately before the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of Shares and may be exercised for all or any portion of such Shares; provided, that an Award shall not be accelerated if and to the extent that such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of
the  capital  stock  of  the  successor   corporation  or  parent
thereof. The determination of comparability shall be made by the Committee, and the Committee's determination shall be final, binding and conclusive. Upon the consummation of a Corporate Transaction, all outstanding Awards shall, to the extent not previously exercised or assumed by the successor corporation or its parent, terminate and cease to be exercisable.

                                  "Corporate Transaction" means (a) a  merger or
acquisition in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the State in which the Company is incorporated), (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company or (c) any other corporate reorganization or business combination that is not approved by the Board and in which the beneficial ownership of 50% or more of the Company's outstanding voting stock is transferred.

                         14.2 Change in Control.  Notwithstanding  any provision
in Section 14.1 to the contrary, in the event of a Change in Control (as defined in this Section 14.2), each Award shall automatically accelerate effective fifteen (15) days following the effective date of the Change in Control, so that each Award shall become fully exercisable with respect to the total number of Shares and may be exercised for all or any portion of such Shares. Upon a Change in Control, all outstanding Awards accelerated shall remain fully exercisable until the expiration or sooner termination of the Award term specified in the Stock Option Agreement.

                                    A  "Change  in  Control"  shall be deemed to
occur: (a) should a person or related group of persons, other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange
Act) of 25% or more of the Company's outstanding voting stock pursuant to a tender or exchange offer that the Board does not recommend and that the stockholders of the Company accept; or (b) on the first date within any period of twenty-four (24) consecutive months or less on which there is effected a change in the composition of the Board by reason of a contested election such that a majority of the Board members cease to be comprised of individuals who either (i) have been members of the Board continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

                         14.3   Dissolution.   In  the  event  of  the  proposed
dissolution or liquidation of the Company, the Board shall notify the Participant at least fifteen (15) days prior to such proposed action. To the extent that Awards have not been previously exercised, such Awards will terminate immediately prior to the consummation of such proposed action.

                         14.4 Assumption of Awards by the Company.  The Company,
from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted Exercise Price.

                15. ADOPTION AND STOCKHOLDER APPROVAL. The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date"). The Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to the Plan; provided, however, that: (a) no Award may be exercised prior to initial stockholder approval of the Plan and (b) no Award granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company. For so long as and whenever the Company is subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to stockholder approval.

                16. TERM OF PLAN. The Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of stockholder approval.

                17. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Stock Option Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder; provided, further, that no amendment may be made to outstanding Awards without the consent of the Participant.

                18. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

                19. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

                         "Affiliate"  means any  corporation  that directly,  or
indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise. "Award" means an award of an option to purchase Shares.

                         "Stock Option  Agreement"  means,  with respect to each
Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

                         "Board" means the Board of Directors of the Company.

                         "Code"  means the  Internal  Revenue  Code of 1986,  as
amended.

                         "Committee" means the committee  appointed by the Board
to administer the Plan, or if no committee is appointed, the Board.

                         "Company" means Integrated Device  Technology,  Inc., a
corporation organized under the laws of the State of Delaware, or any successor corporation.

                         "Disability"  means a disability,  whether temporary or
permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

                         "Disinterested  Person"  means a director  who has not,
during the period that person is a member of the Committee and for one year prior to service as a member of the Committee, been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rules as promulgated by the SEC under Section 16(b) of the Exchange Act, as such Rules are amended from time to time and as interpreted by the SEC.

                         "Exchange  Act" means the  Securities  Exchange  Act of
1934, as amended.

                         "Exercise  Price"  means the price at which a holder of
an Award may purchase the Shares issuable upon exercise of the Award.

                         "Fair  Market  Value" means the value of a share of the
Company's Common Stock determined as follows:

                (a)      if such  Common  Stock  is then  quoted  on the  Nasdaq
                         National Market the closing price on the Nasdaq National Market System on the trading day immediately preceeding the date on which Fair Market Value is determined, or, if no such reported sale takes place on such date, the closing price on the next preceding trading date on which a reported sale occurred;

                (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the closing price or, if no reported sale takes place on such date, the closing price on the next preceding trading day on which a reported sale occurred;

                (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

                (d) if none of the foregoing is applicable, by the Board in good faith.

                         "Insider"  means an officer or  director of the Company
or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

                         "Outside   Director"  means  any  outside  director  as
defined in Section 162(m) of the Code and the regulations issued thereunder.

                         "Parent" means any corporation (other than the Company)
in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                         "Participant"  means a  person  who  receives  an Award
under the Plan.

                         "Plan" means this Integrated  Device  Technology,  Inc.
1994 Stock Option Plan, as amended from time-to-time.

                         "SEC" means the Securities and Exchange Commission.

                         "Securities  Act" means the  Securities Act of 1933, as
amended.
                         "Shares"  means  shares of the  Company's  Common Stock
$0.001 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 14, and any successor security.

                         "Subsidiary"  means  any  corporation  (other  than the
Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                         "Termination"  or "Terminated"  means,  for purposes of
the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").